Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-64563, 33-64677, 333-24609, 333-25077, 333-40814, 333-92374, 333-118389, 333-117450) and Form S-3 (File Nos. 333-59747, 333-126289 and 333-110325) of Commonwealth Telephone Enterprises, Inc. and its subsidiaries of our report dated March 10, 2006 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

March 10, 2006